CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in each Statement of Additional Information in Post-Effective Amendment Number 50 to the Registration Statement (Form N-1A, No. 2-85229) of Neuberger Berman Income Funds, and to the incorporation by reference of our reports dated December 9, 2005 for Neuberger Berman Cash Reserves, Neuberger Berman Government Money Fund, Neuberger Berman High Income Bond Fund, Lehman Brothers Municipal Money Fund (formerly Neuberger Berman Municipal Money
Fund), Neuberger Berman Limited Maturity Bond Fund, Neuberger Berman Municipal Securities Trust and Neuberger Berman Strategic Income Fund (seven of the series of Neuberger Berman Income Funds) included in the October 31, 2005 Annual Reports to Shareholders of Neuberger Berman Income Funds, respectively.


/s/ Ernst & Young LLP


Boston, Massachusetts
February 22, 2006